UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 11, 2011

Wells Real Estate Fund XIV, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-50647	01-0748981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 11, 2011, Fund XIII and Fund XIV Associates (the “Joint Venture”), a joint venture partnership between Wells Real Estate Fund XIII, L.P. and Wells Real Estate Fund XIV, L.P. (the "Registrant"), and Siemens Real Estate ("Siemens"), an unrelated party, entered into the third amendment to the lease agreement (the “Amendment”) at the Siemens - Orlando Building, two single-story office buildings containing approximately 82,000 rentable square feet located in Orlando, Florida. Siemens leases approximately 72% of the Siemens - Orlando Building. The Amendment extends the lease term from September 30, 2011 to February 29, 2012. The Registrant owns an equity interest of approximately 53% in the Joint Venture, which owns 100% of the Siemens - Orlando Building.

Effective October 1, 2011 to February 29, 2012, monthly base rent of approximately $81,400 shall be payable as provided by the Amendment. In addition to monthly base rent, Siemens is required to reimburse the Joint Venture for its pro rata share of all operating costs and real estate taxes for the Siemens - Orlando Building.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIV, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: October 13, 2011